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Virbac Corporation
Exhibit 99.1 - Press Release

VIRBAC CORPORATION               PORTER, LEVAY & ROSE, INC.

JOSEPH A. ROUGRAFF, CFO          MICHAEL PORTER, PRESIDENT - INVESTOR RELATIONS
(817) 831-5030                   CHRISTIAN PFLAUMER, VP - MEDIA RELATIONS
                                 CATHERINE HAY, VP - EDITORIAL
                                 (212) 564-4700


                VIRBAC CORPORATION REPORTS FIRST QUARTER RESULTS

   COMPANY ANTICIPATES ACHIEVING YEAR-END 2003 EPS OF BETWEEN $0.16 AND $0.18

         FORT WORTH, TX, MAY XX, 2003 -- Virbac Corporation (NASDAQ/NMS: VBAC), a leading companion animal health company, today reported financial results for its first quarter ended March 31, 2003.

         For the first quarter of 2003, net sales were $15.4 million, compared with $15.9 million in the first quarter of 2002. Sales for the Veterinary Division were $6.3 million compared with $8.4 million in the first quarter of 2002, reflecting a temporary backlog in production mainly due to the Company's manufacturing relocation from Harbor City, CA to Fort Worth, TX. The logistics of the move significantly contributed to the $1.1 million in backorders in the Veterinary Division and a total of $1.4 million Company-wide, which will be filled in the second quarter of 2003. Also impacting first quarter sales was the return of parasiticide product sales to more regular levels compared with sales in the year-ago first quarter, which reflected a higher than normal surge as the Company filled its pipeline with the new product launch of IVERHART(TM) PLUS.

         Sales demand for Virbac's veterinary products, as reported by Comprehensive Marketing, Inc. (CMI), which measures sales from Virbac distributors to veterinarians, was strong with first quarter dental, dermatological and otics, and canine heartworm preventative product sales up 18%, 11%, and 26%, respectively. These results support the Company's conclusion that the softness in veterinary product sales in the first quarter was at the distributor level, not at the consumer/veterinary level.

         Consumer Brands Division sales grew to $6.0 million from $5.7 million in the first quarter 2002, reflecting strong seasonal sales of rodenticide products and the beginning success of the division's restructuring effort. Sales for PM Resources, the Contract Manufacturing and



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Livestock Products Division, increased to $3.2 million from $1.8 million in the prior-year quarter, reflecting strong sales of contract manufactured and livestock products.

         Gross margins as a percentage of sales were 39% versus 43% in the first quarter 2002, reflecting the Veterinary Division's temporary backorder of sales, which traditionally carries higher gross margins. As expected and stated in the fourth quarter 2002, first quarter expenses were higher than usual at $7.0 million compared with $5.4 million in the first quarter 2002, reflecting a one-time higher R&D expense of $520,000 due to increased registration activity; a higher sales and marketing expense of $815,000, which includes an advertising program featuring Paul Harvey; and a one-time cost of $323,000 for the shutdown of the Harbor City facility.

         First quarter 2003 operating loss was $998,000 compared with operating income of $1.4 million in the first quarter 2002. Net loss for the first quarter 2003 was $659,000, or $(0.03) per diluted share, compared with net income of $786,000, or $0.03 per diluted share, for the comparable quarter of 2002. First quarter performance was impacted by the temporary backorders in the Veterinary Division, which has a significant impact on profit due to its higher than average gross profit margins.

         Thomas L. Bell, Virbac Corporation's president and chief executive officer, stated, "We previously communicated that first quarter earnings would be unfavorably impacted by one-time events; the backorders within the Veterinary Division compounded the situation. Interesting to note is that if back-orders were eliminated, we would have achieved positive sales growth in the first quarter. The back orders are rapidly being reduced and the outlook for the second quarter looks promising."

         "I would also like to highlight that our Contract Manufacturing and Consumer Brands Divisions performed very well despite the Veterinary Division's unusual performance."

         "Looking ahead, we are confident in returning to profitability in the second quarter. In addition, we continue to rigorously pursue synergistic acquisition opportunities. Overall, we are excited about our growth potential in 2003 and expect to achieve year-end EPS of between $0.16 to $0.18, which represents net income growth in the range of 10% to 20%."

NOTICE OF CONFERENCE CALL AND WEBCAST

         The Company will conduct a conference call to discuss these results today at 11:00 a.m. EDT. Those who wish to participate may telephone (973) 935-2101. A digital replay will be available by telephone for one week and may be accessed by dialing (973) 341-3080, PIN# 3877722. To listen to the live webcast, visit the Company's Web site at www.virbaccorp.com, click on the Investor Relations' page, then click on the webcast link. Please go to the Web site 15


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minutes prior to start time to register, download, and install any necessary audio software. A replay will be available on the Web site through May 31, 2003.

ABOUT VIRBAC CORPORATION

         Virbac Corporation, located in Fort Worth, is a leading companion animal health company focusing on the pharmaceutical, dermatological, and dental hygiene markets for pets and companion animals, and provides a broad array of healthcare products to it's customers under the brand names C.E.T.(R), ALLERDERM(R), IVERHART(TM) PLUS, Preventic(R) Plus, Pet-Tabs(R), Petrodex(R), Mardel(R), Zema(R) and Francodex(R). Virbac Corporation is an affiliate of the $400 million revenue French public animal health company, Virbac S. A. For more information, please visit www.virbaccorp.com.

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Forward-looking statements regarding revenue depend in large part on the Company's ability to launch new products effectively and customer acceptance of those products. The Company's actual results could differ materially from such forward-looking statements. Management believes that these amounts are fairly stated, but audited results could differ from these unaudited results and the effect may be material. In addition, anticipated 2003 results depend upon sales and margin targets being met.

                               -TABLES TO FOLLOW-


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Consolidated Statement of Operations (unaudited)

(in thousands except per share data)                                  FOR THE THREE MONTHS
                                                                         ENDED MARCH 31,
                                                                 ------------------------------
                                                                     2003              2002
                                                                 ------------      ------------
 Net revenues                                                    $     15,437      $     15,889
 Cost of goods sold                                                     9,404             9,081
                                                                 ------------      ------------
 Gross profit                                                           6,033             6,808

 Operating Expenses:
 Selling, general and administrative                                    5,340             4,119
 Research and development                                               1,177               658
 Warehouse and distribution                                               514               625
                                                                 ------------      ------------
 Total operating expenses                                               7,031             5,402

 (Loss), income from operations                                          (998)            1,406
 Interest expense                                                         (66)             (100)
 Other income (expense)                                                     0                (4)
                                                                 ------------      ------------

 (Loss), income before income tax (benefit), expense                   (1,064)            1,310
 Income tax benefit, (expense)                                            405              (524)
                                                                 ------------      ------------

 Net (loss), income                                              $       (659)     $        786
                                                                 ============      ============

Earnings Per Share:
Basic (loss), income per share                                   $      (0.03)     $       0.04
                                                                 ============      ============
Diluted (loss), income per share                                 $      (0.03)     $       0.03
                                                                 ============      ============

 Basic shares outstanding                                              22,216            22,073
 Diluted shares outstanding                                            22,216            22,667



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Consolidated Balance Sheet (unaudited)

                                                                                      MARCH 31,        DECEMBER 31,
       (in thousands except per share amounts)                                          2003               2002
                                                                                     ------------      ------------
        ASSETS
        Current assets:
        Cash and cash equivalents                                                    $        421      $        865
        Accounts receivable, (net of an allowance of $90 and 98, respectively)             16,784            14,970
        Accounts receivable - Virbac SA                                                       438               289
        Inventories, net                                                                   12,069            12,022
        Deferred income taxes                                                               1,068               662
        Prepaid expenses and other assets                                                   2,108             2,135
                                                                                     ------------      ------------
        Total current assets                                                               32,888            30,943

        Property, plant and equipment, net                                                 12,483            12,841
        Goodwill, net                                                                       3,266             3,266
        Intangibles, net                                                                    6,736             6,497
        Deferred income taxes                                                               1,886             1,886
        Other assets                                                                          310               278
                                                                                     ------------      ------------
        Total assets                                                                 $     57,569      $     55,711
                                                                                     ============      ============

        LIABILITIES AND SHAREHOLDERS' EQUITY
        Current liabilities:
        Current portion of long-term debt                                            $          4      $          4
        Accounts payable
                 Trade                                                                      4,759             4,487
                 Virbac SA                                                                    103               119
        Accrued property taxes                                                                108               196
        Accrued expenses                                                                    2,374             3,535
                                                                                     ------------      ------------
        Total current liabilities                                                           7,348             8,341

        Long-term debt                                                                     10,379             6,862
        Unearned product license fees                                                       5,890             5,916
        Commitments and contingencies (Note 5)
        Shareholders' equity:
        Common stock ($.01 par value; 38,000,000 shares
        authorized; 22,221,000 and 22,214,000, respectively issued)                           222               222
        Additional paid-in capital                                                         35,306            35,287
        Treasury stock at cost (16,000 shares)                                                (80)              (80)
        Accumulated deficit                                                                (1,496)             (837)
                                                                                     ------------      ------------
                                                                                           33,952            34,592
                                                                                     ------------      ------------
        Total liabilities and shareholders' equity                                   $     57,569      $     55,711
                                                                                     ============      ============
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